BAS was the affiliated party involved in the underwriting
of all the following securities.
Fund Series			Fund
Columbia Funds Series Trust I	Columbia High Yield Opportunity Fund
Columbia Funds Series Trust I	Columbia High Yield Opportunity Fund
Columbia Funds Series Trust I	Columbia High Yield Opportunity Fund
Columbia Funds Series Trust I 	Columbia Strategic Income Fund
Columbia Funds Series Trust I 	Columbia Strategic Income Fund

Fund				Broker
Columbia High Yield Opportunity
Fund				Citigroup Global
Columbia High Yield Opportunity
Fund				Citigroup Global
Columbia High Yield Opportunity
Fund				CITIGROUP GLOBAL MARKETS/SALOMON BRO
Columbia Strategic Income Fund	Citigroup Global
Columbia Strategic Income Fund	Citigroup Global

Fund				Security
Columbia High Yield Opportunity
Fund				Residential Capital 6.875% 6/30/15
Columbia High Yield Opportunity
Fund				Residential Capital 6.375% 6/30/10
Columbia High Yield Opportunity
Fund				CROWN AMERICAS INC 7.75% '15
Columbia Strategic Income Fund	Residential Capital 6.875% 6/30/15
Columbia Strategic Income Fund	Residential Capital 6.375% 6/30/10

Fund				Trade Date	Quantity
Columbia High Yield Opportunity
Fund				6/22/2005	"400,000"
Columbia High Yield Opportunity
Fund				6/22/2005	"400,000"
Columbia High Yield Opportunity
 Fund				11/8/2005	"1,715,000"
Columbia Strategic Income Fund	6/22/2005	"390,000"
Columbia Strategic Income Fund	6/22/2005	"390,000"

Fund				Price		Amount
Columbia High Yield Opportunity
Fund				99.39		"397,560"
Columbia High Yield Opportunity
Fund				99.71		"398,840"
Columbia High Yield Opportunity
Fund				100.00000	"1,715,000"
Columbia Strategic Income Fund	99.39		"387,621"
Columbia Strategic Income Fund	99.71		"388,869"